UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2018

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37751	27-2170749
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center, Suite 6550 Beverly, Massachusetts	01915
(Address of registrant’s principal executive office)	(Zip code)
(978) 922-3080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 5.07	Submission of Matters to a Vote of Security Holders

American Renal Associates Holdings, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders on May 2, 2018. For more information on the following proposals submitted to a vote of shareholders, see the Company’s definitive proxy statement dated March 20, 2018. Below are the final voting results.

PROPOSAL NO. 1-ELECTION OF DIRECTORS

The Company’s shareholders elected the following Class II directors for a three-year term expiring at the Company’s annual meeting of shareholders in 2021, or until their respective successors are elected and qualified, or their respective earlier death, resignation, retirement, disqualification or removal from office, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Syed T. Kamal	24,289,222	4,022,232	2,039,634
Jared S. Hendricks	23,961,568	4,349,886	2,039,634
John M. Jureller	24,435,341	3,876,113	2,039,634
Susanne V. Clark	24,076,054	4,235,400	2,039,634

PROPOSAL NO. 2-RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2018, by the votes set forth in the table below:

For	Against	Abstentions
30,244,796	106,254	38

There were no other items of business raised during the annual meeting and the annual meeting was duly adjourned.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated: May 2, 2018	By:	/s/ Jonathan L. Wilcox
	Name:	Jonathan L. Wilcox
	Title:	Chief Financial Officer